Exhibit 10.4

Guarantee Agreement

(Applicable to Any Guarantee Provided by Bank)

No: 110LG1400023

This Guarantee Agreement (hereinafter referred to as this “Agreement”) is made and entered into as of February 26, 2014 by and between:

1.  Shandong Taibang Biological Products Co., Ltd., as the principal (hereinafter referred to as the “Principal”); and

2.  China Merchants Bank Co., Ltd., Beijing Shuangyushu Branch, as the guarantor (hereinafter referred to as the “Guarantor”).

☐ The Agreement constitutes an integral part of the credit agreement No. [N/A] (hereinafter referred to as the “Credit Agreement”) between the Principal and the Guarantor (if this paragraph is applicable, please tick (“☑”) the box “☐”).

Whereas:

☑ 1.The Principal or the borrower, CHINA BIOLOGIC PRODUCTS, INC. (the “Borrower”) and China Merchants Bank Co., Ltd., New York Branch, entered into a credit agreement (No.[__]), pursuant to which China Merchants Bank Co., Ltd., New York Branch agreed to provide the Borrower with a credit facility of up to US$40,000,000 in principal amount for a term of [__] on [__] (for avoidance of doubt and to differentiate from the Credit Agreement, such agreement is hereinafter referred to as the “Main Contract”) (if this paragraph is applicable, please tick (“☑”) the box “☐”);

2.  The Principal or the Borrower, [N/A], and [N/A], entered into No. [N/A] contract/bidding document in the aggregate amount of [N/A] in respect of [N/A], or the Principal or the Borrower tendered an offer for Project [N/A] with Bid Document No. [N/A] (the “Bid”); and

3.  The Principal applies to the Guarantor for the issuance of a Letter of Guarantee/Standby Letter of Credit (No.110LG1400023) (the “Letter of Credit”) in the amount of US$40,275,000 in favor of China Merchants Bank Co., Ltd., New York Branch (the “Beneficiary”) pursuant to the aforementioned Main Contract or Bid.

The Guarantor agrees to issue the aforementioned Letter of Credit for the Principal or the Borrower in favor of the Beneficiary upon application of the Principal on the following terms and conditions:

Article 1 Prior to the issuance of the Letter of Credit by the Guarantor, upon request of the Guarantor, the Principal shall:

1.1        Provide the Guarantor with the following protective measures (please tick (“☑”) the boxes “☐” as applicable):

☑   1.1.1      The Principal shall open a cash collateral account with the Guarantor (the account number of which is generated automatically by the system of the Guarantor), and shall deposit US$40,159,661.13 into such cash collateral account as collateral to secure the performance of the Principal’s obligations hereunder which may be used to compensate the Beneficiary in case the Beneficiary claims for damage; and/or

☐   1.1.2      An irrevocable letter of counter-guarantee in favor of the Guarantor issued by any corporation, organization or natural person which is acceptable to the Guarantor; and/or

☐   1.1.3      A collateral acceptable to the Guarantor being mortgaged or pledged to the Guarantor as the security for repayment, and a mortgage agreement or pledge agreement entered into by both parties hereto.

If the Agreement is an ancillary agreement to the Credit Agreement, this Section 1.1 shall be inapplicable, and the obligations hereunder shall automatically become secured by the Principal under a capped-amount mortgage agreement or pledge agreement with the Guarantor or a capped-amount irrevocable letter of guarantee issued to the Guarantor.

1.2        Upon request of the Guarantor, the Principal shall provide the Guarantor with the original copies of the following documents or their duplicate copies signed by the legal representative of the Principal and stamped with the official seal as proof of authenticity and completeness of such documents:

1.2.1     The business license of the Principal and/or the Borrower;

1.2.2     The articles of association of the Principal and/or the Borrower;

1.2.3     The register of directors of the Principal and specimen signatures of the directors;

1.2.4     The board resolution of the Principal approving the execution and performance of this Agreement by the Principal;

1.2.5     Any contract entered into between the Principal/Borrower and the Beneficiary, any tender documents of the Beneficiary and any bidding documents of the Principal/Borrower;

1.2.6     The financial statements and the audit report of the Principal for the previous financial year, and the financial statements of the Principal for the month prior to the month of the Principal’s application;

1.2.7     Any title documents in respect of the collateral being mortgaged or pledged (if any); and

1.2.8     Any other materials as required by the Guarantor.

The aforementioned formalities or materials shall be subject to the actual request of the Guarantor, which is the rights rather than the obligations of the Guarantor, and the completeness of such formalities or materials shall not impact the legal force of this Agreement.

Article 2 The Principal hereby represents, warrants and undertakes to the Guarantor as follows:

2.1        The Principal is a legal entity duly established and validly existing under the laws of the People’s Republic of China, and has full capacity of conduct to execute and perform this Agreement;

2.2        The Principal has the legal right to execute and perform this Agreement, and has the proper authorization from the board of directors or any other competent authority to execute and perform this Agreement;

2.3        The Principal or the Borrower has the proper authority to execute the Main Contract with the Beneficiary and has the capacity to perform the Main Contract; and the Principal undertakes that the Principal or the Borrower shall perform the Main Contract and shall promptly report to the Guarantor the progress and problems occurred when performing the Main Contract;

2.4        The Principal accepts and acknowledges the contents of the Letter of Credit issued by the Guarantor in favor of the Beneficiary;

2.5        The Principal undertakes to hold the Guarantor harmless from any damage or loss (including any exchange rate loss resulting from the difference between the guarantee currency and the indemnity currency) arising out of the issuance of the Letter of Credit;

2.6        The Principal unconditionally agrees to handle all the matters under the Letter of Credit according to applicable laws and/or international practice in case no agreement governs such matters, and bear the responsibilities thereof;

2.7        The Principal undertakes that it shall unconditionally bear the payment obligation as the principal payer when the Beneficiary claims for indemnity against the Guarantor;

2.8        The Principal undertakes that the projects (if any) under the Letter of Credit shall be subject to relevant laws and regulations of the People’s Republic of China, and all the economic and legal responsibilities arising out of the project shall be borne by the Principal and shall by no means constitute any responsibility of the Guarantor;

2.9        The Principal agrees to, pursuant to this Agreement, pay all due and payable fees as required by the Guarantor under the aforementioned Letter of Credit;

2.10      The Principal agrees that the Guarantor shall bear no obligation other than the obligation to examine the apparent authenticity of the claim documents, vouchers or certificates (the “Claim Documents”) submitted by the Beneficiary under the Letter of Credit;

2.11      When the cash collateral account falls short due to any actual or potential exchange rate fluctuation or any amendment to the Letter of Credit, the Principal agrees to deposit adequate funds from time to time as required by the Guarantor to make up such shortfall, and such funds shall be deemed as designated and under the possession of the Guarantor from the date on which such funds are deposited into the cash collateral account as collateral to secure the performance by the Principal of all the obligations hereunder;

2.12      The Principal agrees that the Guarantor bears no responsibility for any delay, loss, incompleteness or any other mistake occurred during the transfer of the post or telecommunications when processing the Letter of Credit; and

2.13      The Principal undertakes to report and deliver the financial statements and any other materials required by the Guarantor to the Guarantor every quarter.

Article 3 Claims under the Letter of Credit

3.1        The Principal hereby authorizes the Guarantor with the right to, without notice to or consent from the Principal, directly transfer the money in the Principal’s cash collateral account or any other deposit account or to authorize other financial institutions to deduct from the Principal’s deposit and to pay the Beneficiary when the Beneficiary claims against the Guarantor according to the Letter of Credit (the Guarantor has the right to purchase foreign currency without notice to or consent from the Principal, when the currency of such cash collateral account or any other deposit account is different from the currency of payment). If the deposit in the Principal’s cash collateral account is insufficient for such payment, the Principal undertakes to deposit an amount equal to the outstanding payment obligations into an account designated by the Guarantor within three (3) business days after the receipt of the notice from the Guarantor.

3.2        If the aggregate amount of the balances in the cash collateral account and all other deposit accounts of the Principal with the Guarantor is insufficient to satisfy the Beneficiary’s claims against the Guarantor according to the Letter of Credit, the Principal fails to deposit additional fund as set forth in the notice by the Guarantor, and the Guarantor henceforth advances payment for the Principal to perform its guarantee obligations in favor of the Beneficiary, then the Guarantor shall have recourse against the Principal, its successor and assignee in respect of such advance payment.

3.3        When the Guarantor makes the advance payment as set forth above, the Guarantor shall have the right to receive a liquidated damage from the Principal calculated as follows:

If the advance was made in RMB, the liquidated damage = the advance × Interbank Benchmark Interest Rates for RMB Loans published by the People’s Bank of China on the date applicable to such advance × [N/A] × the actual dates of the advance period; if the advance was in foreign currency, the liquidated damage = the advance × (6-month LIBOR as of two (2) business days prior to such advance for the same currency as that of the advance + 300 Base Point) × the actual dates of the advance period.

The Principal shall unconditionally repay all the advance and liquidated damages to the Guarantor immediately upon receipt of the notice of recovery from the Guarantor.

3.4        The Guarantor shall have the right to demand payment from the Principal by all reasonable means, including but not limited to facsimile transmission, mail, personal delivery, and public notice through mass media.

Article 4 Amendments to the Letter of Credit

The Principal shall submit a written application for the amendment to the Letter of Credit when the Principal requests the Guarantor to amend the Letter of Credit. When the amount of the Letter of Credit is increased and/or its term is extended, the Principal shall also increase the amount of cash collateral and/or extend the term of the letter of counter-guarantee, or otherwise the Guarantor shall have the right to decline the Principal’s application for amendment. The amendment to the Letter of Credit shall come into effect upon written confirmation of the Beneficiary.

Article 5 Fees

The Principal shall pay fees to the Guarantor according to the following provisions. The Principal hereby authorizes the Guarantor to, when any of the following fees become payable, directly deduct and collect such fees from the Principal’s deposit account with the Guarantor. If the balance of such account is insufficient, the Principal undertakes to deposit the shortfall of the payment into an account designated by the Guarantor within seven (7) business days after receipt of the Guarantor’s notice.

5.1        Guarantee Fee (Please tick “☑” in the “☐” immediately before the applicable provision below)

☑ 0.75‰ quarterly fee rate multiplying the amount of the Letter of Credit. The first payment shall be made by the Principal on the date of issuance of the Letter of Credit, and afterwards to be paid by the Principal quarterly as calculated based on the outstanding balance under the Letter of Credit (if any change in the amount under the Letter of Credit, the highest amount of the balance during the relevant quarter applies) multiplying the quarterly fee rate (on the applicable dates) until the expiration of the Letter of Credit.

☐ The Guarantor collects all the guarantee fee from the Principal on the date of issuance of the Letter of Credit equal to the amount of the Letter of Credit multiplied by [N/A]%.

5.2        Other Fees

5.2.1     All other fees in relation to notarization (excluding the compulsory notarization) or other third-party services shall be borne by the party that incurred such fees. If both parties hereof incurred such fees jointly, each party shall pay 50% of such fees.

5.2.2     If the Principal fails to pay off all the obligations (including the advance) in a timely manner, the Principal shall be responsible for all the fees the Guarantor incurred to enforce its rights as creditor including legal fees, litigation fees, travel expenses, announcement fees and service fees.

Article 6 Notices

All the notices, requirements and the like in relation to this Agreement from either the Principal or the Guarantor shall be in writing.

If to the Principal, to:

No. 14 East Hushan Road, Taian City, Shandong Province

If to the Guarantor, to:

No.9 South Avenue, Zhongguancun

Haidian District, Beijing

If delivered by person, such notice, requirement or the like shall be deemed given on the date of the recipient’s signature (if the recipient refuses acceptance of such notice, requirement or the like, on the date of such refusal); and

If delivered by post, such notice, requirement or the like shall be deemed given seven (7) days after being delivered; and if delivered by facsimile transmission, on the date of receipt by the recipient’s facsimile system; and if the Guarantor demands payment from the Principal through public announcement, on the date of such announcement.

Each party hereto shall promptly inform the other party of any change in its contact address, otherwise the party whose contact address has changed shall be responsible for any loss arising out of such change.

Article 7 Applicable Laws

This Agreement is governed by the laws of the People’s Republic of China. Any dispute or conflict arising out of the Agreement shall be settled by negotiation by the parties hereto. If such negotiation fails in arriving at a settlement, either party may (please tick “☑” in the “☐” referring to the applicable provision):

☑7.1    file a lawsuit with the people’s court at of place of the Guarantor; or

☐7.2    submit an arbitration request before the [N/A] arbitration committee; or

☐7.3    file with (if this provision is elected, tick “☑” in the “☐” below referring to the provision of choice):

☐ the China International Economic and Trade Arbitration Commission; or

☐ the China International Economic and Trade Arbitration Commission [N/A] Sub-Commission to be settled by arbitration according to the arbitration rules of financial disputes.

Article 8 Miscellaneous

8.1        N/A

8.2        N/A

8.3        N/A

Article 9 Effectiveness of the Agreement

This Agreement is made in two counterparts, and shall come into effect upon the signatures/seals of the legal representatives/persons in charge or the authorized representatives and the official seals/the contract seals of both parties hereto.

Special Notes:

1.  All the provisions hereof have been negotiated thoroughly by the relevant parties. The Guarantor hereby reminds other relevant parties to pay special attention to provisions hereof regarding the waiver or restriction on the responsibilities of the Guarantor, certain unilateral rights of the Guarantor, increase in the responsibilities or restriction on rights of such other relevant parties, and to understand such provisions completely and accurately. The Guarantor has provided relevant explanations regarding the foregoing provisions as required by other relevant parties. All the signatories hereof share the same understanding of this Agreement as the Guarantor.

2.  The undersigned hereby acknowledge and consent that China Merchants Bank may provide credit information to the Financial Credit Information Basic Database, members of the China Merchants Bank Group (including but not limited to the domestic wholly-owned subsidiaries and majority-owned subsidiaries of China Merchants Bank) and China Merchants Bank’s service providers, agents and outsourcing organizations, etc.

Principal:	(Seal)
Person in Charge or Authorized
Representative (Signature/Seal):

Guarantor:	(Seal)
Legal Representative/Person in Charge
or Authorized Representative
(Signature/Seal):

Date of Signature: February 26, 2014